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                                 EXHIBIT 10.12
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                              EMPLOYMENT AGREEMENT
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     This Agreement is entered into as of   November 12, 1997 by and between
CSII Acquisition Corporation, a Georgia corporation with its principal place of business at 100 Heartsfield Parkway, Suite 300, Atlanta, Georgia (the "Company") and JUDY B. CRAWFORD, an individual residing at the address which appears below her signature to this Agreement ("Executive").

                                     FACTS

     Various business entities have become wholly-owned subsidiaries (the "Subsidiaries") of VIALOG Corporation, a Massachusetts corporation ("VIALOG"), in connection with the acquisition of the Subsidiaries by VIALOG (the "Acquisitions") pursuant to various Agreements and Plans of Reorganization or Stock or Asset Purchase Agreements (the "Acquisition Agreements").

     Executive has realized substantial value as a result of the Acquisitions.

     The Company desires to employ Executive as a senior executive with the duties, responsibilities, rights and obligations set forth below, and Executive desires to be so employed.

     In Executive's capacity as a senior executive of the Company, Executive will obtain access to, and be in a position to adversely affect, the confidential information and good will of VIALOG and its Subsidiaries (VIALOG and the Subsidiaries collectively and each individually referred to as the "VIALOG Group").

                                   AGREEMENT

     In consideration of the foregoing and of the covenants and agreements set forth in this Agreement, the Company and the Executive agree as follows:

     1.  Term.  The term of this Agreement will commence at the Effective Time,
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as that term is defined in the Acquisition Agreements (the "Effective Time"),
and will continue for one year from the Effective Time unless terminated in accordance with the provisions of Section 6 of this Agreement (the "Term").

     2.  Duties and Responsibilities.  The Company agrees to employ Executive,
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and Executive agrees to be employed, as President, and Executive will perform all of the duties and responsibilities of said office, subject to direction by the Chief Executive Officer and the Board of Directors of the Company. In addition, Executive will perform such other specific tasks and responsibilities, consistent with Executive's position as President, as may be assigned to her from time to time by the Chief Executive Officer and the Board of Directors of the Company. Executive will not be required to locate outside the Atlanta area without Executive's consent. Executive will devote substantially all of Executive's business time, labor, skill and best efforts to carrying out Executive's duties and responsibilities under this Agreement. Executive may
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engage in side business activities so long as (i) Executive does not otherwise violate any other provision of this Agreement, and (ii) such side business activities do not interfere with Executive's ability to carry out Executive's duties and responsibilities under this Agreement. Executive will travel to whatever extent may be reasonably necessary in the conduct of the VIALOG Group's business and Executive's duties and responsibilities under this Agreement.

     3.  Compensation.  Subject to Executive's adherence to Executive's
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responsibilities and obligations under this Agreement, the Company agrees to pay
Executive a base compensation for the Term of $255,000 and such additional compensation as may be mutually agreed upon from time to time by the Company and Executive. Executive will be eligible for such increases (but not decreases) in base compensation, and to participate in such bonus and/or incentive compensation plans, as shall be made available from time to time to similarly situated senior executives of the Company.

     4.  Benefits and Vacation.  Executive will be eligible to participate in
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and/or receive such group insurance plans, other fringe benefit plans and vacation as the Company makes available to similarly situated senior executives. Executive is entitled to the same level of health and dental benefits as the health and dental benefits provided to the Executive by Conference Source International, Inc. immediately prior to the Effective Time. The Company will maintain a life insurance policy on the Executive's life in the minimum amount of $1,000,000, and payable to a beneficiary designated by the Executive. The Executive is entitled to a monthly automobile allowance equal to her current monthly auto allowance of $1,440.

     5.  Expense Reimbursement.  Executive will be entitled to reimbursement for
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business expenses incurred by Executive connection with the performance of
Executive's duties and responsibilities under this Agreement upon submission of documentation in accordance with such procedures as the Company may establish from time to time.

     6.  Termination.  The Company may terminate Executive's employment at any
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time during the Term for any reason as follows:

         (a) By the Company for Cause.  The Company has the right to terminate
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Executive's employment immediately for "Cause".  For purposes of this Agreement only, the term "Cause" means material willful misconduct in the performance of Executive's duties or responsibilities; conviction of, or written admission to, a felony or other crime involving moral turpitude; imprisonment for any crime constituting a felony; or conviction of any crime involving theft, embezzlement or fraud. If Executive's employment is terminated for Cause, the Company will only be obligated to pay Executive her base compensation through the date of such termination, together with such other benefits or payments to which Executive may be entitled (in the event of a Cause termination) by law or pursuant to benefit plans of the Company then in effect. Executive will remain bound by Executive's obligations under Sections 7, 8 and 9 of this Agreement.

         (b) Disability.  The Company has the right to terminate Executive's
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employment if Executive is prevented, by illness, accident, disability or any other physical or mental condition, from substantially performing Executive's duties and responsibilities under this

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Agreement for one or more periods totaling one hundred fifty (150) days during the Term. If Executive's employment is terminated pursuant to this section, Executive will be entitled to receive such base compensation and group insurance benefits as Executive would have received (at such times as Executive would have received them) during a period equal to the remainder of the Term had Executive remained employed by the Company, which amount will be reduced by only the amount actually received by Executive under any disability plans maintained by the Company. Executive will also be entitled to receive such payments or benefits to which Executive may be entitled by law or pursuant to benefit plans of the Company then in effect. Executive will remain bound by Executive's obligations under Sections 7, 8 and 9 of this Agreement.

         (c) Death.  If Executive dies during the Term, then the Company will
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pay to Executive's estate, designated beneficiary, or legal representative such base compensation and group insurance benefits as Executive would have received (at such times as Executive would have received them) during a period equal to the remainder of the Term, together with such other benefits or payments to which Executive may be entitled by law or pursuant to benefit plans of the Company then in effect.

         (d) Resignation and Termination by the Company Other than for Cause,
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Disability or Death.  The Company and Executive each have the right to terminate
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Executive's employment upon thirty (30) days' prior written notice.  If
Executive's employment is terminated pursuant to this Section 6 (d) during the Term by the Company, Executive will be entitled to receive such base compensation and group insurance benefits as Executive would have received (at such times as Executive would have received them) during a period equal to the remainder of the Term had Executive remained employed by the Company (the "Severance Period"), together with such other payments and benefits to which Executive may be entitled by law or pursuant to benefit plans of the Company then in effect. Executive will remain bound by Executive's obligations under Sections 7, 8 and 9 of this Agreement.

     7.  Confidentiality.  Executive will not at any time, without the Company's
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prior written consent, reveal or disclose to any person outside of the VIALOG
Group, or use for her own benefit or the benefit of any other person or entity, any confidential information concerning the business or affairs of the VIALOG Group, or concerning the customers, clients or employees of the VIALOG Group ("Confidential Information"). For purposes of this Agreement, Confidential Information includes, but is not limited to, financial information or plans; sales and marketing information or plans; business or strategic plans; salary, bonus or other personnel information of any type; information concerning methods of operation; proprietary systems or software; legal or regulatory information; cost and pricing information or policies; information concerning new or potential products or markets; models, practices, procedures, strategies or related information; research and/or analysis; and information concerning new or potential investors, customers, or clients. Confidential Information does not include Confidential Information already available to the public through no act of Executive's, nor does it include salary, bonus or other personnel information specific to Executive.

     Executive further understands and agrees that all Confidential Information, however or whenever produced, will be the VIALOG Group's sole property, and will not be removed by

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Executive (or anyone acting at Executive's direction or on Executive's behalf)
from the VIALOG Group's custody or premises without the Company's prior written consent. Upon the termination of Executive's employment, Executive will promptly deliver to the Company all copies of all documents, equipment, property or materials of any type in Executive's possession, custody or control, that belong to the VIALOG Group, and/or that contain, in whole or in part, any Confidential Information.

     8.  Inventions.  During the Term of this Agreement, Executive will promptly
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disclose to the Company or any successor or assign, and grant to the Company and its successors and assigns (without any separate remuneration or compensation other than that received by Executive in the course of employment), Executive's entire right, title and interest in and to any and all inventions, developments, discoveries, models, or any other intellectual property of any type or nature whatsoever ("Intellectual Property") developed during the Term of this Agreement, whether developed by Executive during or after business hours, or alone or in connection with others, reasonably related to the business of the Company, the Subsidiaries and their respective successors or assigns, determined as such business is constituted at the time of the invention. Executive agrees, at the Company's expense, to take all steps necessary or proper to vest title to all such Intellectual Property in the Company, its affiliates, successors, assigns, nominees or designees, and to cooperate fully and assist the VIALOG Group in any litigation or other proceedings involving any such Intellectual Property.

     9.  Restrictive Covenants.  During the Restricted Period (defined below),
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Executive will not, directly or indirectly, for Executive's own account or for or on behalf of any other person or entity, whether as an officer, director, employee, partner, principal, joint venturer, consultant, investor, shareholder, independent contractor or otherwise:

         (a) engage in any business in competition with the then teleconferencing business of the VIALOG Group;

         (b) solicit or accept business in competition with the VIALOG Group from any (i) clients of the VIALOG Group who were clients of the VIALOG Group at the time of the termination of Executive's employment, or who were clients during the one (1) year period preceding such termination, or (ii) any prospective clients of the VIALOG Group who, within two (2) years prior to such termination, had been solicited directly by Executive or where Executive supervised or participated in such solicitation activities; or

         (c) hire or employ, or attempt to hire or employ, in any fashion (whether as an employee, independent contractor or otherwise), any employee or independent contractor of the VIALOG Group, or solicit or induce, or attempt to solicity or induce, any of the VIALOG Group's employees, consultants, clients, customers, vendors, suppliers, or independent contractors to terminate their relationship with the VIALOG Group; or

         (d) speak or act in any manner that is intended to, or does in fact, damage the goodwill or the business or reputation of the VIALOG Group.

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     For purposes of this Agreement, the Restricted Period will be a period beginning at the Effective Time, as that term is defined in the Acquisition Agreements, and ending three (3) years after the Effective Time.

     Executive may own not more than 5 percent of any class of securities registered pursuant to the Securities Exchange Act of 1934, as amended, of any corporation engaged in competition with the VIALOG Group so long as Executive does not otherwise (i) participate in the management or operation of any such business, or (ii) violate any other provision of this Agreement.

     Executive understands and agrees that, by virtue of Executive's position with the Company, Executive will have substantial access to and impact on the good will, confidential information and other legitimate business interests of the VIALOG Group, and therefore will be in a position to have a substantial adverse impact on the VIALOG Group's business interests should Executive engage in business in competition with the VIALOG Group. Executive acknowledges that Executive's adherence to the restrictive covenants set forth in this Section is an important and substantial part of the consideration that the Company is receiving under this Agreement, and agrees that the restrictive covenants in this Section are enforceable in all respects. Executive consents to the entry of injunctive relief to enforce such covenants, in addition to such other relief to which the Company may be entitled by law.

     10.  Specific Performance.  Executive acknowledges that the VIALOG Group's
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remedy at law for breach of Sections 7, 8 and 9 of this Agreement would be inadequate, and agrees that, for breach of such provisions, the VIALOG Group is entitled to injunctive relief and to enforce its rights by an action for specific performance.

     11.  Choice of Law.  This Agreement, and all disputes arising under or
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related to it, will be governed by the law of the State of Georgia.

     12.  Choice of Forum.  All disputes arising under or out of this Agreement
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will be brought in courts of competent jurisdiction located within the State of
Georgia.

     13.  Assignment.  This Agreement, and the rights and obligations of
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Executive and the Company, inures to the benefit of and is binding upon,
Executive, Executive's heirs and representatives, and upon the Company, the Subsidiaries and their respective successors and assigns. This Agreement may not be assigned by Executive. This Agreement may be assigned to any member of the VIALOG Group.

     14.  Notices.  All notices required by this Agreement will be in writing
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and will be deemed to have been duly delivered when delivered in person or when mailed by certified mail, return receipt requested, or nationally recognized next day delivery service, as follows:

          (a) If to Executive, to the address which appears below Executive's signature to this Agreement

          (b)  If to the Company:

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                     Conference Source International, Inc.
                     c/o VIALOG Corporation
                     3 Riverside Drive
                     Andover, MA  01810
                     ATTN:  President

or to such other address as a party specifies in writing given in accordance with this Section.

     15.  Severability.  If any one or more of the provisions of this Agreement
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is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired. Moreover, if any one or more of the provisions contained in this Agreement is held to be excessively broad as to duration, activity or subject, such provision will be construed by limiting or reducing it so as to be enforceable to the maximum extent compatible with applicable law.

     16.  Consultation with Counsel; No Representations.  Executive acknowledges
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that Executive has had a full and complete opportunity to consult with counsel of Executive's own choosing concerning the terms, enforceability and implications of this Agreement, and that the Company has made no representations or warranties to Executive concerning the terms, enforceability or implications of this Agreement other than are as reflected in this Agreement.

     17.  Entire Agreement.  This Agreement represents the entire agreement
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between the Executive and the Company with respect to the subject matter hereof and supersedes all other agreements between the Company and Executive with respect to such subject matter.

     Executed under seal as of the date first written above.

JUDY B. CRAWFORD                        CONFERENCE SOURCE INTERNATIONAL, INC.


/s/ Judy B. Crawford                    By: /s/ Glenn D. Bolduc
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                                           Glenn D. Bolduc, Director
6335 Westchester Place
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Address:
Cumming, GA  30040
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